EXHIBIT 10.31

Summary Description of PNM Resources, Inc. Officer Paid Time Off
Program Effective January 1, 2006

The Company provides for paid time off to Regular, full-time Officers under the Officer Paid Time Off (PTO) Program.  Other classifications of employees are not eligible for the benefits covered under this program.   See Definitions for further information.  Unless otherwise specified, absences covered under this program are paid at the Officer's straight time rate.

With PTO, each Officer gets a bank of time off each calendar year.  The general rules of PTO use are:

  PTO is used for vacation, personal days and sick time (up to seven consecutive calendar days, generally five PTO days).
  PTO is designed to be used each calendar year.  Only 100 hours can be carried over from year to year for full-time employees.
  PTO can be sold during the annual Open Enrollment.  Up to 50% of the following year's bank can be sold during Open Enrollment.  PTO cannot be sold at any other time.
  PTO is not used for holidays, jury time, approved funeral leave, military leave, voting time, or doctor appointments (for the employee only).
  PTO is not used after Short Term Illness/Injury (STI) benefits begin (generally seven consecutive calendar days, or five PTO days).

Officers are awarded twenty-five (25) days of paid time off annually until the Officer's years of service would entitle them to more paid time off under the employee program.

Once the Officer is entitled to more time off under the employee program (achieved more than 13 years of service), he/she will receive time off pursuant to that program.  Under the employee program, PTO is based on an employee's years of service.  The more service an employee has, the more time off he/she gets each calendar year.

Service (years)	PTO Hours	PTO Days	Service (years)	PTO Hours	PTO Days
< 1	Pro-rated	Pro-rated	22	232	29
1	128	16	23	240	30
2	136	17	24	248	31
3	144	18	25	256	32
4	152	19	26	264	33
5	168	21	27	272	34
6	168	21	28	280	35
7	168	21	29	288	36
8	176	22	30	296	37
9	176	22	31	304	38

10	176	22	32	312	39
11	184	23	33	320	40
12	192	24	34	328	41
Service (years)	PTO Hours	PTO Days	Service (years)	PTO Hours	PTO Days
13	200	25	35	336	42
14	208	26	36	344	43
15	208	26	37	352	44
16	208	26	38	360	45
17	208	26	39	368	46
18	216	27	40	376	47
19	216	27	41	384	48
20	224	28	42	392	49
21	224	28	43	400	50

DEFINITIONS

Absence - any time an employee is not present at the assigned work location during scheduled work hours.

Company - PNM Resources, Inc. or any of its affiliates.

Full-time Status - Employees who regularly work 32 hours or more per week.

Officer - An employee of the Company in a position of Vice President or higher.

Regular Status - Employees who have successfully completed their Introductory Status.